Exhibit 21

BROWN & BROWN, INC.

ACTIVE SUBSIDIARIES

Brown & Brown, Inc. is the sole owner of the following corporations either directly or indirectly:

Acumen Re Management Corporation (DE)

Advocator Group Holding Company, Inc. (FL)

AFC Insurance, Inc. (PA)

AG Insurance Services, LLC (FL)

Allocation Services, Inc. (FL)

American Specialty Insurance & Risk Services, Inc. (IN)

Apex Insurance Agency, Inc. f/k/a Program Management Services, Inc. (VA)

Axiom Re, Inc. (FL)

Azure International Holding Co. (DE)

B & B Protector Plans, Inc. (FL)

Balcones-Southwest, Inc. (TX)

Braishfield Associates of New York, Inc. (NY)

Braishfield Associates, Inc. (FL)

Brown & Brown Agency of Insurance Professionals, Inc. (OK)

Brown & Brown Benefit Advisors, Inc. f/k/a Grinspec, Inc. (NJ)

Brown & Brown Disaster Relief Foundation, Inc. (FL - non-profit)

Brown & Brown Insurance Agency of Virginia, Inc. (VA)

Brown & Brown Insurance Benefits, Inc. (TX)

Brown & Brown Insurance of Arizona, Inc. (AZ)

Brown & Brown Insurance of Georgia, Inc. (GA)

Brown & Brown Insurance of Nevada, Inc. (NV)

Brown & Brown Insurance Services of El Paso, Inc. (TX)

Brown & Brown Insurance Services of San Antonio, Inc. (TX)

Brown & Brown Insurance Services of Texas, Inc. (TX)

Brown & Brown Metro, Inc. (NJ)

Brown & Brown of Arkansas, Inc. (AR)

Brown & Brown of Bartlesville, Inc. (OK)

Brown & Brown of California, Inc. (CA)

Brown & Brown of Central Carolina, Inc. (NC)

Brown & Brown of Central Oklahoma, Inc. (OK)

Brown & Brown of Colorado, Inc. (CO)

Brown & Brown of Connecticut, Inc. (CT)

Brown & Brown of Delaware, Inc. (DE)

Brown & Brown of Detroit, Inc. f/k/a Alcos, Inc. (MI)

Brown & Brown of Florida, Inc. f/k/a B & B Insurance Services, Inc. (FL)

Brown & Brown of Garden City, Inc. f/k/a Ernest Smith Insurance Agency, Inc. (FL)

Brown & Brown of Illinois, Inc. (IL)

Brown & Brown of Indiana, Inc. (IN)

Brown & Brown of Iowa, Inc. (IA)

Brown & Brown of Kentucky, Inc. (KY)

Brown & Brown of Lehigh Valley, Inc. (PA)

Brown & Brown of Louisiana, Inc. (LA)

Brown & Brown of Massachusetts, LLC (MA)

Brown & Brown of Michigan, Inc. (MI)

Brown & Brown of Minnesota, Inc. (MN)

Brown & Brown of Missouri, Inc. (MO)

Brown & Brown of New Hampshire, Inc. (NH)

Brown & Brown of New Jersey, Inc. (NJ)

Brown & Brown of New Mexico, Inc. (NM)

Brown & Brown of New York, Inc. (NY)

Brown & Brown of North Dakota, Inc. (ND)

Brown & Brown of Northern California, Inc. (CA)

Brown & Brown of Northern Illinois, Inc. f/k/a John Manner Insurance Agency, Inc. (IL)

Brown & Brown of Ohio, Inc. (OH)

Brown & Brown of Pennsylvania, Inc. (PA)

Brown & Brown of South Carolina, Inc. (SC)

Brown & Brown of Southwest Indiana, Inc. (IN)

Brown & Brown of Tennessee, Inc. (TN)

Brown & Brown of Washington, Inc. (WA)

Brown & Brown of West Virginia, Inc. (WV)

Brown & Brown of Wisconsin, Inc. (WI)

Brown & Brown Realty Co. (DE)

CITA Insurance Services, Inc. (CA)

Combined Group Insurance Services, Inc. (TX)

Conduit Insurance Managers, Inc. (TX)

Decus Holdings (UK), Limited (UK) - UK Registration No. 000006382677

Decus Insurance Brokers Limited (UK) - UK Registration No. 000006382680

ECC Insurance Brokers, Inc. (IL)

Energy & Marine Underwriters, Inc. (LA)

Florida Intracoastal Underwriters, Limited Company (FL)

Fullerton & Company, Inc. (OR)

Graham-Rogers, Inc. (OK)

Halcyon Underwriters, Inc. (FL)

Healthcare Insurance Professionals, Inc. (TX)

Hull & Company of New York, Inc. (NY)

Hull & Company, Inc. (FL)

International E&S Insurance Brokers, Inc. (CA)

Irving Weber Associates, Inc. (NY)

Lancer Claims Services, Inc. (NV)

MacDuff America, Inc. (FL)

MacDuff Underwriters, Inc. (FL)

Madoline Corporation (FL)

Monarch Management Corporation (KS)

Peachtree Special Risk Brokers of New York, LLC (NY)

Peachtree Special Risk Brokers, LLC (GA)

Preferred Governmental Claim Solutions, Inc. (FL)

Proctor Financial, Inc. (MI)

Program Management Services, Inc. (FL)

Public Risk Underwriters Insurance Services of Texas, LLC (TX)

Public Risk Underwriters of Florida, Inc. (FL)

Public Risk Underwriters of Georgia, Inc. (GA)

Public Risk Underwriters of Illinois, LLC (IL)

Public Risk Underwriters of Indiana, Inc. (IN)

Public Risk Underwriters of New Jersey, Inc. (NJ)

Public Risk Underwriters of the Northwest, Inc. (WA)

Public Risk Underwriters, Inc. (FL)

Risk Management Associates, Inc. (FL)

The Advocator Group, LLC (FL)

Title Pac, Inc. (OK)

USIS, Inc. (FL)